EXHIBIT 99.1

Contact:	Investor Relations
W. Douglass Harris
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS THIRD QUARTER RESULTS;

RECORD NEW HOME ORDERS OF 977 UP 96%;

RECORD BACKLOG OF 1,795 HOMES VALUED AT $797,971,000 UP 75%;

OPERATING INCOME UP 32%

NEWPORT BEACH, CA—November 14, 2003—William Lyon Homes (NYSE: WLS) today reported net income for the third quarter ended September 30, 2003, up 8% to $14,867,000, or $1.49 per diluted share, on operating revenue of $214,060,000, as compared with net income of $13,750,000, or $1.30 per diluted share, on operating revenue of $185,369,000 for the comparable period a year ago. Combined operating revenue from home sales including unconsolidated joint ventures was $263,936,000 for the quarter ended September 30, 2003, as compared with $255,581,000 for the comparable period a year ago.

For the nine months ended September 30, 2003, the Company reported net income of $33,541,000, or $3.37 per diluted share, on operating revenue of $445,255,000, as compared with net income of $23,895,000, or $2.25 per diluted share, on operating revenue of $406,489,000 for the comparable period a year ago. Combined operating revenue from home sales including unconsolidated joint ventures was $613,379,000 for the nine months ended September 30, 2003, as compared with $589,927,000 for the comparable period a year ago.

The Company’s operating income for the quarter ended September 30, 2003 was $23,537,000, up 32% from $17,876,000 for the quarter ended September 30, 2002. Operating income for the nine months ended September 30, 2003 was $53,725,000, up 73% from $31,013,000 for the nine months ended September 30, 2002.

Operating revenue for the nine months ended September 30, 2003 includes $17,000,000 from the sale of land resulting in a gross profit of approximately $6,200,000.

The Company’s pre-tax income was $24,401,000 for the quarter ended September 30, 2003, up 29% from $18,962,000 for the quarter ended September 30, 2002. The effective tax rate for the third quarter of 2002 was reduced to approximately 27% by certain tax credits which were not available in 2003; the effective tax rate in the third quarter of 2003 was approximately 39%.

The Company’s combined results including unconsolidated joint ventures were as follows: Net new home orders for the quarter ended September 30, 2003 were a record 977 homes, up 96% from 499 homes for the quarter ended September 30, 2002. Net new home orders for the nine months ended September 30, 2003 were 2,682, up 22% from 2,202 homes for the nine months ended September 30, 2002. The average number of sales locations during the quarter ended September 30, 2003 was 45, up 45% from 31 in the comparable quarter a year ago. The number of homes closed in the third quarter of 2003 was 689 homes, up from 668 homes in the third quarter of 2002. At September 30, 2003, the backlog of homes sold but not closed was a record 1,795 homes, up 62% from 1,109 homes at September 30, 2002, and up 19% from 1,507 homes at June 30, 2003. The dollar amount of backlog of homes sold but not closed was a record $797,971,000, up 75% from $455,216,000 a year ago, and up 41% from $567,852,000 at June 30, 2003. Selected financial and operating information for the Company including unconsolidated joint ventures, is set forth in greater detail in a schedule attached to this release.

During the third quarter of 2003, the average sales price of the Company’s homes in California (including unconsolidated joint ventures) was $450,200, up 10% from $408,400 for the comparable period a year ago. The higher average sales price was due primarily to price appreciation in certain projects and a change in product mix. The average sales prices in Arizona and Nevada decreased to $199,600 and $295,900, respectively, during the third quarter of 2003 from $225,800 and $345,700, respectively, for the comparable period a year ago, due primarily to a change in product mix.

The gross margin percentage on home sales for the Company’s consolidated projects for the quarter ended September 30, 2003 increased to 17.0% from 15.0% for the quarter ended September 30, 2002. The gross margin percentage on home sales for the Company’s unconsolidated joint ventures for the quarter ended September 30, 2003 increased to 23.0% from 17.2% for the quarter ended September 30, 2002.

General William Lyon, Chairman and Chief Executive Officer stated: “I am extremely pleased with the Company’s results for the quarter and year-to-date ended September 30, 2003. With the number of new orders in the third quarter of 2003 and the backlog at September 30, 2003 both reaching a record number for any quarter in the Company’s history, we look forward to the future.”

Wade H. Cable, President and Chief Operating Officer stated: “The increase in the number of new orders in the third quarter of 2003 was across all of our markets. For the nine months ended September 30, 2003, the number of net new home orders increased to 2,682, which exceeds the number of orders for any full year in the Company’s history. We believe we are positioned well for growth in the fourth quarter of 2003 and into 2004.”

In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities (“Interpretation No. 46”), which addresses the consolidation of variable interest entities (“VIEs”). Under Interpretation No. 46, arrangements that are not controlled through voting or similar rights are accounted for as VIEs. An enterprise is required to consolidate a VIE if it is the primary beneficiary of the VIE. VIEs include certain homebuilding and land development joint ventures, and certain entities with which the Company enters into option agreements for the purchase of land or lots from an entity and pays a non-refundable deposit or enters into land banking arrangements. Interpretation No. 46 applies immediately to arrangements created after January 31, 2003 and, with respect to arrangements created before February 1, 2003, the interpretation will apply to the Company as of December 31, 2003.

Based on the Company’s analysis of arrangements created after January 31, 2003, no VIEs have been created for the period February 1, 2003 through September 30, 2003 with respect to option agreements. At September 30, 2003, three joint ventures and one land banking agreement created after January 31, 2003 have been determined to be VIEs in which the Company is considered the primary beneficiary. Accordingly, the assets, liabilities and operations of these three joint ventures and one land banking arrangement have been consolidated with the Company’s financial statements as of September 30, 2003 and for the three months and nine months ended September 30, 2003. Included in the Company’s consolidated balance sheet at September 30, 2003 are real estate inventories related to the VIEs of $97,671,000, together with the related minority interest of $78,504,000. These joint ventures have not obtained construction financing from outside lenders, but are financing their activities through equity contributions from each of the joint venture partners.

The Company has not yet determined the anticipated impact of adopting Interpretation No. 46 for arrangements existing as of January 31, 2003. However, such adoption will likely require the consolidation in the Company’s financial statements as of December 31, 2003 of the assets, liabilities and operations on a prospective basis of certain existing joint ventures, option agreements and land banking arrangements. Because the Company already recognizes its proportionate share of joint venture earnings and losses under the equity method of accounting, the adoption of Interpretation No. 46 will not affect the Company’s consolidated net income.

The Company will hold a conference call on Monday, November 17, 2003 at 8:00 a.m. Pacific Time to discuss the third quarter 2003 earnings results. The dial-in number is (800) 901-5213 (enter passcode number 13473333). Participants may call in beginning at 7:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on November 17, 2003 at 1:00 p.m. Pacific Time through midnight on November 25, 2003. The dial-in number for the replay is (888) 286-8010 (enter passcode number 57063453). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is one of the oldest and largest homebuilders in the Southwest with development communities in California, Arizona and Nevada and at September 30, 2003 had 43 sales locations. The Company’s corporate headquarters are located in Newport Beach, California.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, terrorism or hostilities involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended September 30,
	2003			2002
	Consolidated	Unconsolidated Joint Ventures	Combined Total	Consolidated	Unconsolidated Joint Ventures	Combined Total
Selected Financial Information (dollars in thousands)
Homes closed	577	112	689	498	170	668

Home sales revenue	$212,598	$51,338	$263,936	$176,351	$79,230	$255,581
Cost of sales	(176,553)	(39,538)	(216,091)	(149,967)	(65,598)	(215,565)

Gross margin	$36,045	$11,800	$47,845	$26,384	$13,632	$40,016

Gross margin percentage	17.0%	23.0%	18.1%	15.0%	17.2%	15.7%

Number of homes closed
California	336	112	448	344	170	514
Arizona	94	–	94	63	–	63
Nevada	147	–	147	91	–	91

Total	577	112	689	498	170	668

Average sales price
California	$447,400	$458,400	$450,200	$379,800	$466,100	$408,400
Arizona	199,600	–	199,600	225,800	–	225,800
Nevada	295,900	–	295,900	345,700	–	345,700

Total	$368,500	$458,400	$383,100	$354,100	$466,100	$382,600

Number of net new home orders
California	441	219	660	201	190	391
Arizona	90	–	90	66	–	66
Nevada	227	–	227	42	–	42

Total	758	219	977	309	190	499

Average number of sales locations during quarter
California	21	11	32	13	10	23
Arizona	6	–	6	5	–	5
Nevada	7	–	7	3	–	3

Total	34	11	45	21	10	31

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of September 30,
	2003			2002
	Consolidated	Unconsolidated Joint Ventures	Combined Total	Consolidated	Unconsolidated Joint Ventures	Combined Total
Backlog of homes sold but not closed at end of period
California	863	382	1,245	441	449	890
Arizona	230	—	230	154	—	154
Nevada	320	—	320	65	—	65

Total	1,413	382	1,795	660	449	1,109

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$472,223	$178,263	$650,486	$188,949	$208,002	$396,951
Arizona	46,593	—	46,593	33,008	—	33,008
Nevada	100,892	—	100,892	25,257	—	25,257

Total	$619,708	$178,263	$797,971	$247,214	$208,002	$455,216

Lots controlled at end of period
Owned lots
California	2,419	1,429	3,848	2,194	1,023	3,217
Arizona	967	—	967	1,018	—	1,018
Nevada	1,501	—	1,501	1,596	—	1,596

Total	4,887	1,429	6,316	4,808	1,023	5,831

Optioned lots (1)
California			4,297			2,987
Arizona			4,165			4,475
Nevada			138			54

Total			8,600			7,516

Total lots controlled
California			8,145			6,204
Arizona			5,132			5,493
Nevada			1,639			1,650

Total			14,916			13,347

(1)	Optioned lots may be purchased as consolidated projects or by newly formed unconsolidated joint ventures.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Nine Months Ended September 30,
	2003			2002
	Consolidated	Unconsolidated Joint Ventures	Combined Total	Consolidated	Unconsolidated Joint Ventures	Combined Total
Selected Financial Information (dollars in thousands)
Homes closed	1,129	385	1,514	1,211	424	1,635

Home sales revenue	$422,702	$190,677	$613,379	$393,386	$196,541	$589,927
Cost of sales	(350,370)	(147,215)	(497,585)	(337,088)	(165,579)	(502,667)

Gross margin	$72,332	$43,462	$115,794	$56,298	$30,962	$87,260

Gross margin percentage	17.1%	22.8%	18.9%	14.3%	15.8%	14.8%

Number of homes closed
California	583	385	968	736	424	1,160
Arizona	218	—	218	189	—	189
Nevada	328	—	328	286	—	286

Total	1,129	385	1,514	1,211	424	1,635

Average sales price
California	$477,600	$495,300	$484,600	$372,100	$463,500	$405,500
Arizona	216,700	—	216,700	210,400	—	210,400
Nevada	295,800	—	295,800	279,000	—	279,000

Total	$374,400	$495,300	$405,100	$324,800	$463,500	$360,800

Number of net new home orders
California	1,246	572	1,818	978	776	1,754
Arizona	311	—	311	225	—	225
Nevada	553	—	553	223	—	223

Total	2,110	572	2,682	1,426	776	2,202

Average number of sales locations during period
California	18	9	27	15	11	26
Arizona	6	—	6	7	—	7
Nevada	6	—	6	4	—	4

Total	30	9	39	26	11	37

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per common share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Operating revenue
Home sales	$212,598	$176,351	$422,702	$393,386
Lots, land and other sales	—	6,647	17,000	7,178
Management fees	1,462	2,371	5,553	5,925

	214,060	185,369	445,255	406,489

Operating costs
Cost of sales—homes	(176,553)	(149,967)	(350,370)	(337,088)
Cost of sales—lots, land and other	(36)	(6,687)	(10,838)	(7,556)
Sales and marketing	(8,104)	(5,968)	(18,402)	(15,873)
General and administrative	(10,488)	(10,049)	(31,654)	(25,645)

	(195,181)	(172,671)	(411,264)	(386,162)

Equity in income of unconsolidated joint ventures	4,658	5,178	19,734	10,686

Operating income	23,537	17,876	53,725	31,013
Other income, net	829	1,086	2,226	1,597
Minority equity in loss of consolidated entities	35	—	47	—

Income before provision for income taxes	24,401	18,962	55,998	32,610
Provision for income taxes	(9,534)	(5,212)	(22,457)	(8,715)

Net income	$14,867	$13,750	$33,541	$23,895

Earnings per common share
Basic	$1.52	$1.34	$3.43	$2.31

Diluted	$1.49	$1.30	$3.37	$2.25

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	September 30, 2003	December 31, 2002

	(unaudited)
ASSETS
Cash and cash equivalents	$24,213	$16,694
Receivables	20,212	28,734
Real estate inventories	756,539	491,952
Investments in and advances to unconsolidated joint ventures	46,992	65,404
Property and equipment, less accumulated depreciation of $6,303 and $5,435 at September 30, 2003 and December 31, 2002, respectively	1,546	2,131
Deferred loan costs	8,909	1,341
Goodwill	5,896	5,896
Other assets	8,985	5,429

	$873,292	$617,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$55,121	$34,881
Accrued expenses	69,543	54,312
Notes payable	183,030	195,786
10¾% Senior Notes due April 1, 2013	246,350	—
12½% Senior Notes due July 1, 2003	—	70,279

	554,044	355,258

Minority interest in consolidated entities	109,376	80,647

Stockholders’ equity
Common stock, par value $.01 per share; 30,000,000 shares authorized; 9,735,873 and 9,728,747 shares issued and outstanding at September 30, 2003 and December 31, 2002, respectively	97	97
Additional paid-in capital	103,247	108,592
Retained earnings	106,528	72,987

	209,872	181,676

	$873,292	$617,581

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

UNCONSOLIDATED JOINT VENTURE INFORMATION

The Company and certain of its subsidiaries are general partners or members in joint ventures involved in the development and sale of residential projects. The financial statements of such joint ventures in which the Company has a 50% or less voting or economic interest (thus are not controlled by the Company) and which were created prior to February 1, 2003, are not consolidated with the Company’s financial statements. The Company’s investments in unconsolidated joint ventures are accounted for using the equity method. Condensed combined statements of income for these joint ventures for the three and nine months ended September 30, 2003 and 2002 are summarized as follows:

CONDENSED COMBINED STATEMENTS OF INCOME

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Operating revenue
Home sales	$51,338	$79,230	$190,677	$196,541
Land sale	—	—	8,440	17,079

	51,338	79,230	199,117	213,620
Operating costs
Cost of sales—homes	(39,538)	(65,598)	(147,215)	(165,579)
Cost of sales—land	—	—	(8,132)	(13,542)
Sales and marketing	(1,711)	(2,380)	(5,806)	(7,111)

Operating income	10,089	11,252	37,964	27,388
Other income (expense), net	(556)	73	(756)	43

Net income	$9,533	$11,325	$37,208	$27,431

Allocation to owners
William Lyon Homes	$4,658	$5,178	$19,734	$10,686
Others	4,875	6,147	17,474	16,745

	$9,533	$11,325	$37,208	$27,431

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands except per share data):

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2003	2002	2003	2002
Net income	$14,867	$13,750	$59,157	$44,196
Net cash (used in) provided by operating activities	$(48,202)	$25,705	$(156,970)	$8,276
Interest incurred	$12,048	$6,397	$43,413	$22,773
EBITDA (1)	$35,806	$25,548	$116,261	$83,939
Ratio of EBITDA to interest incurred			2.68x	3.69x

Balance Sheet Data

			September 30,
			2003	2002
Stockholders’ equity per share			$21.56	$16.18

Stockholders’ equity			$209,872	$160,582
Total debt			429,380	286,541

Total book capitalization			$639,252	$447,123

Ratio of debt to total book capitalization			67.2%	64.1%
Ratio of debt to total book capitalization (net of cash)			65.9%	63.0%
Ratio of debt to EBITDA			3.69x	3.41x
Ratio of debt to EBITDA (net of cash)			3.48x	3.26x

(1)	EBITDA means net income plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) depreciation and amortization and (v) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate EBITDA differently. EBITDA is not a financial measure prepared in accordance with generally accepted accounting principles. EBITDA is presented herein because it is a component of certain covenants in the Indenture governing the Company’s 10¾% Senior Notes (“Indenture”). In addition, management believes the presentation of EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of EBITDA below are presented in accordance with the requirements of the Indenture. EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income to EBITDA is provided as follows:

	Three Months Ended September 30		Last Twelve Months Ended September 30,
	2003	2002	2003	2002
Net income	$14,867	$13,750	$59,157	$44,196
Provision for income taxes	9,534	5,212	32,012	11,245
Interest expense:
Interest incurred	12,048	6,397	43,413	22,773
Interest capitalized	(12,048)	(6,397)	(43,413)	(22,773)
Amortization of capitalized interest in cost of sales	8,805	8,945	26,752	27,066
Depreciation and amortization	235	348	1,257	1,579
Cash distributions of income from unconsolidated joint ventures	7,023	2,471	33,879	20,836
Equity in income of unconsolidated joint ventures	(4,658)	(5,178)	(36,796)	(20,983)

EBITDA	$35,806	$25,548	$116,261	$83,939

A reconciliation of net cash used in operating activities to EBITDA is provided as follows:

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2003	2002	2003	2002
Net cash (used in) provided by operating activities	$(48,202)	$25,705	$(156,970)	$8,276
Interest expense:
Interest incurred	12,048	6,397	43,413	22,773
Interest capitalized	(12,048)	(6,397)	(43,413)	(22,773)
Amortization of capitalized interest in cost of sales	8,805	8,945	26,752	27,066
Cash distributions of income from unconsolidated joint ventures	7,023	2,471	33,879	20,836
Minority equity in loss of consolidated entities	35	—	47	—
Net changes in operating assets and liabilities:
Receivables	1,532	2,589	8,787	1,810
Real estate inventories	68,210	(6,487)	209,942	23,200
Deferred loan costs	(265)	(105)	6,522	(474)
Other assets	1,644	(4,171)	4,094	4,694
Accounts payable	(4,226)	(844)	(19,033)	(1,219)
Accrued expenses	1,250	(2,555)	2,241	(250)

EBITDA	$35,806	$25,548	$116,261	$83,939